Exhibit 99.1

CAI International, Inc. Stockholders Approve Merger Agreement for Acquisition by Mitsubishi HC Capital Inc.

SAN FRANCISCO--(BUSINESS WIRE)--Sep. 2, 2021-- CAI International, Inc. (NYSE: CAI) (“CAI” or the “Company”), one of the world’s leading transportation finance companies, announced today that the Company’s common stockholders, at a special meeting of the Company’s common stockholders held earlier today (the “Special Meeting”), voted to adopt the previously announced merger agreement for the acquisition of the Company by Mitsubishi HC Capital Inc. (“MHC”). Under the terms of the merger agreement, the Company’s common stockholders will be entitled to receive $56.00 per share in cash at the closing of the acquisition. The transaction is expected to close in the late third quarter or early fourth quarter of 2021.

Upon completion of the acquisition, CAI will become privately held as a wholly-owned subsidiary of MHC.

According to the final voting results, approximately 75% of the Company’s outstanding shares of common stock were cast, as of the close of business on August 2, 2021, the record date for the Special Meeting, with approximately 99% of the votes cast voting in favor of the merger agreement.

The consummation of the merger remains subject to the satisfaction or waiver of certain other closing conditions set forth in the merger agreement (including completion of the Migration (as defined in the merger agreement)) and discussed in detail in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) by the Company on August 4, 2021 (as supplemented, the “Definitive Proxy Statement”).

About CAI International, Inc.

CAI is one of the world’s leading transportation finance companies. As of June 30, 2021, CAI operated a worldwide fleet of approximately 1.9 million CEUs of containers. CAI operates through 13 offices located in 12 countries including the United States.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. All statements included in this communication, other than statements of historical fact, are forward-looking statements. Statements about the expected timing, completion and effects of the proposed merger and related transactions and all other statements in this communication, other than historical facts, constitute forward-looking statements. When used in this communication, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described herein or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to satisfy the closing conditions in the merger agreement (including the Migration (as defined in the Definitive Proxy Statement), (3) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed merger, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger, (5) the effect of the announcement of the proposed merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the proposed merger may involve unexpected costs, liabilities or delays, (7) the Company’s business may suffer as a result of the uncertainty surrounding the proposed merger, including the timing of the consummation of the proposed merger, (8) the outcome of any legal proceeding relating to the proposed merger, (9) the Company may be adversely affected by other economic, business and/or competitive factors, including, but not limited to, those related to COVID-19, and (10) other risks to consummation of the proposed merger, including the risk that the proposed merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of the common stock.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by applicable law.

Contact:

CAI International, Inc.
David Morris
Vice President, Chief Accounting Officer
Tel: +1-415-788-8104